Exhibit 10.4

The articles of association of ATAI Life Sciences N.V. will provide in clause 23 for the following indemnification for the following persons:

Indemnified Officer (Gevrijwaarde Fuctionaris) means: a current or former Managing Director or Supervisory Director and such other current of former officer or employee of the Company or a Group Company, as determined by the Board of Managing Directors.

1	INDEMNITY

1.1	The Company shall indemnify and hold harmless each of its Indemnified Officers against:

(a)	any financial losses or damages incurred by such Indemnified Officer; and

(b)

any expense reasonably paid or incurred by such Indemnified Officer in connection with any threatened, pending or completed suit, claim, action or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which he becomes involved, to the extent this relates to his current or former position with the Company and/or a Group Company and in each case to the extent permitted by applicable law.

1.2	No indemnification shall be given to an Indemnified Officer:

(a)

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such Indemnified Officer that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described in paragraph.1 are of an intentional unlawful nature (being acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such Indemnified Officer);

(b)

to the extent that his financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

(c)

in relation to proceedings brought by such Indemnified Officer against the Company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to these Articles of Association, pursuant to an agreement between such Indemnified Officer and the Company which has been approved by the Board of Managing Directors or pursuant to insurance taken out by the Company for the benefit of such Indemnified Officer;

(d)	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the Company’s prior consent.

1.3	The Board of Managing Directors may stipulate additional terms, conditions and restrictions in relation to the indemnification referred to in paragraph 1.

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